EXHIBIT 23.1
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                                            ARMANDO C. IBARRA
            A       C       I               CERTIFIED PUBLIC ACCOUNTANTS
                                            A PROFESSIONAL CORPORATION
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
Armando C. Ibarra, C.P.A.                  Members of the California Society of Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD            Members of the American Institute of Certified Public Accountants
                                                   Members of the Better Business Bureau since 1997



July 14, 2004


To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountants, APC consents to the filing of our auditors report dated July 14, 2004, as an exhibit to Amendment No. 3 to the Registration Statement on Form SB-2/A for California Clean Air, Inc. and the use of our name in the Prospectus constituting a part thereof in connection with matters referred to under the caption "Experts".


Very truly yours,

/s/ ARMANDO C. IBARRA
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ARMANDO C. IBARRA, C.P.A.























                      371 E. STREET, CHULA VISTA, CA 91910
   TEL: (619) 422-1348                                    FAX: (619) 422-1465